UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 5, 2015

PITOOEY!, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-21555	54-1812385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer

10429 S. 51st Street; Suite 225 Phoenix, AZ	85044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 748-6639

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Consulting Agreements

Beginning March 5, 2015 and ending March 5, 2015 we entered into consulting agreements with three accredited investors.  In consideration of their respective consulting services, we issued each consultant 10 million shares of our unregistered common stock.

Registration Rights

Pursuant to the terms of the consulting agreements we agreed to register all of the consultants’ shares of our common stock on a Form S-1 registration statement to be filed with the SEC within 90 calendar days after the date of the agreement.

For each of the securities issuances, we relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. For each such transaction, we did not engage in general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the consultants had access to information regarding the company (including information contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the period ended March 31, 2014, Quarterly Report on Amended Form 10-Q/A for the period ended March 31, 2014, filed May 30, 2014, Quarterly Report on Form 10-Q for the period ended June 30, 2014, Quarterly Report on Form 10-Q for the period ended September 30, 2014, Amended Quarterly Report on Form 10-Q/A for the period ended September 30, 2014, filed November 19, 2014 and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and management of the company was available to answer questions from the consultants.  We reasonably believe that each of the consultants is an accredited investor.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
9.01(d) 1	Consulting Agreement between the Company and Enterprise Solutions LLC, dated March 5, 2015

9.01(d)2	Consulting Agreement between the Company and PBDC LLC, dated March 5, 2015

9.01(d) 3	Consulting Agreement between the Company and World Market Ventures LLC, dated March 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITOOEY!, Inc.
(Registrant)

Date: March 30, 2015	By:	/s/ Jacob DiMartino
	Name:	Jacob DiMartino
	Title:	Chief Executive Officer

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